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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     By signing below, I hereby constitute and appoint Michael C. French, Michelle L. Boucher, Robert L. Estep, and Patrick J. Leddy, or any of them, my true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments in my name and behalf in my capacities as director and/or officer of Scottish Annuity & Life Holdings, Ltd., a Cayman Islands company (the "Company"), which said attorneys and agents, or any of them, may deem necessary or appropriate or which may be required to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations or requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, in connection with a Registration Statement on Form S-1 (and any abbreviated registration statement relating thereto permitted pursuant to Rule 462(b) under the Securities Act) for the purpose of registering pursuant to the Securities Act an aggregate of up to 19,262,500 ordinary shares, par value $.01 per share ("Ordinary Shares"), of the Company to be sold by the Company in an underwritten public offering, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for me, in my name and behalf in my capacities as director and/or officer of the Company (individually or on behalf of the Company), such Registration Statement (and any such abbreviated registration statement), and any and all amendments and supplements thereto, and to file the same, with all exhibits thereto and other instruments or documents in connection therewith, with the Commission, and hereby ratify and confirm all that said attorneys and agents, or any of them, may do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have executed this Power of Attorney as of November 12, 1998.


/s/ Sam Wyly                /s/ Michael Austin          /s/ R. Duke Buchan III
------------------------    -------------------------   ----------------------
     Sam Wyly                    Michael Austin           R. Duke Buchan III


/s/ Robert M. Chmely        /s/ Michael C. French       /s/ David S. Matthews
------------------------    -------------------------   ---------------------
    Robert M. Chmely           Michael C. French          David S. Matthews


/s/ Howard Shapiro          /s/ Charles J. Wyly, Jr.    /s/ Michelle L. Boucher
------------------------    -------------------------   ------------------------
    Howard Shapiro             Charles J. Wyly, Jr.        Michelle L. Boucher